AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________, 1998
                                               REGISTRATION NO. 333-_______
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            -------------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            -------------------
                       ALLIED WASTE INDUSTRIES, INC.
                      ALLIED WASTE NORTH AMERICA, INC.
        SUBSIDIARY GUARANTORS LISTED ON SCHEDULES A THROUGH O HERETO
        (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                            -------------------

     ALLIED WASTE INDUSTRIES, INC.         ALLIED WASTE NORTH AMERICA, INC.
                DELAWARE                               DELAWARE
      (STATE OR OTHER JURISDICTION           (STATE OR OTHER JURISDICTION
   OF INCORPORATION OR ORGANIZATION)       OF INCORPORATION OR ORGANIZATION)
               88-0228636                             86-0843596
  (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                         SCOTTSDALE, ARIZONA 85260
                               (602) 423-2946
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               STEVEN M. HELM
                           VICE PRESIDENT, LEGAL
                       ALLIED WASTE INDUSTRIES, INC.
                15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                         SCOTTSDALE, ARIZONA 85260
                               (602) 423-2946
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                        CODE, OF AGENT FOR SERVICE)
                            -------------------

                                 COPIES TO:
                               DAVID C. GOLAY
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                          NEW YORK, NEW YORK 10004
                               (212) 859-8000
                            -------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
                             -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                            -------------------


                                               CALCULATION OF REGISTRATION FEE
------------------------------------------- ---------------------- ------------------- ----------------------- ---------------
                                                                    Proposed Maximum      Proposed Maximum       Amount of
    Title of Each Class of Securities        Maximum Amount to Be    Offering Price      Aggregate Offering    Registration
           to Be Registered (FN1)            Registered (FN2)(FN3)      Per Unit (FN3)       Price (FN3)(FN4)       Fee (FN3)
------------------------------------------- ---------------------- ------------------- ----------------------- ---------------
Allied Common Stock, $.01 par value.......
Allied Preferred Stock, $.10 par value....
Allied Debt Securities, Allied Warrants...
Allied Guarantees of AWNA Debt Securities
(FN5).....................................
Subsidiary Guarantees of AWNA Debt
Securities (FN5)..........................
Allied Guarantees of Subsidiary
Guarantees (FN5)..........................
AWNA Debt Securities......................
------------------------------------------- ---------------------- ------------------- ----------------------- ---------------
        Total.............................  $800,000,000(FN6)(FN7)       (FN6)        $800,000,000(FN6)(FN7)(FN8) $236,000
------------------------------------------- ---------------------- ------------------- ----------------------- ---------------

(1) Also includes such indeterminate number of shares of Allied Common Stock and Allied Preferred Stock and amount of Allied Debt Securities and AWNA Debt Securities and Guarantees of AWNA Debt Securities as may be issued upon conversion of or exchange for any other Allied Preferred Stock, Allied Debt Securities or AWNA Debt Securities that provide for conversion or exchange into other Securities.

(2) Or, if any Allied Debt Securities or AWNA Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price of $800,000,000.

(3) In U.S. dollars or the equivalent thereof in foreign currency or currency units.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5) No separate consideration will be received for the Allied Guarantees or the Subsidiary Guarantees of AWNA Debt Securities or Allied Guarantees of the Subsidiary Guarantees.

(6) Not specified as to each class of Securities to be registered pursuant to General Instruction II.D of Form S-3.

(7) Such amount represents the aggregate principal amount of the Allied Debt Securities and AWNA Debt Securities issued at their principal amount, the aggregate issue price (rather than the principal amount) of any Allied Debt Securities and AWNA Debt Securities issued at an original issue discount, the aggregate liquidation preference of any Allied Preferred Stock, the aggregate amount used when computing the registration fee pursuant to Rule 457(o) under the Securities Act for any Allied Common Stock, the aggregate issue price of any Allied Warrants and the aggregate exercise price of any Securities issuable upon the exercise of Allied Warrants.

(8) No separate consideration will be received for the Allied Debt Securities, AWNA Debt Securities, Allied Preferred Stock or the Allied Common Stock issuable upon conversion of Allied Debt Securities, AWNA Debt Securities or Allied Preferred Stock.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO THE PROVISIONS OF RULE 429 OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT ALSO RELATES TO UP TO $455,345,000 IN SECURITIES COVERED BY THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-30559). THE REGISTRATION FEES WITH RESPECT THERETO WERE PREVIOUSLY PAID.
===========================================================================


                                 SCHEDULE A
                           SUBSIDIARY GUARANTORS

      Able Sanitation, Inc.                       Metropolitan Disposal, Inc.
      Adrian Landfill, Inc.                         Monarch Disposal, Inc.
  Aegis of Brunswick County, Inc.              Newton County Development Corp.
       Allied Cartage, Inc.                         Northwest Recycling, Inc.
Allied Waste Industries (Southwest), Inc.     Oakland Heights Development, Inc.
Allied Waste Industries of Illinois, Inc.     Ooms Bros. Disposal Service, Inc.
 Allied Waste Industries of Indiana, Inc.              Otay Landfill, Inc.
Allied Waste Industries of Plymouth, Inc.         Ottawa County Landfill, Inc.
  Allied Waste of California, Inc.               Palomar Transfer Station, Inc.
  Allied Waste of New Jersey, Inc.                      R. 18, Inc.
 Allied Waste Rural Sanitation, Inc.              Rabanco Acquisition Company
        Americal, Inc.                         Rabanco Acquisition Company Two
American Materials Recycling Corp.            Rabanco Acquisition Company Three
   American Transfer Company, Inc.             Rabanco Acquisition Company Four
Apache Junction Landfill Corporation           Rabanco Acquisition Company Five
       Area Disposal, Inc.                      Rabanco Acquisition Company Six
    Belleville Landfill, Inc.                  Rabanco Acquisition Company Seven
      Borrego Landfill, Inc.                   Rabanco Acquisition Company Eight
 Brickyard Disposal & Recycling, Inc.           Rabanco Acquisition Company Nine
       Celina Landfill, Inc.                    Rabanco Acquisition Company Ten
    Central Sanitary Landfill, Inc.           Rabanco Acquisition Company Eleven
Chambers Development of North Carolina, Inc.  Rabanco Acquisition Company Twelve
       Champion Recycling, Inc.                     Ramona Landfill, Inc.
     Cherokee Run Landfill, Inc.                           RCS, Inc.
       Citizens Disposal, Inc.                      Recycling Associates, Inc.
       Clarkston Disposal, Inc.                  Reliable Rubbish Disposal, Inc.
   Community Refuse Disposal, Inc.                  Roxana Landfill, Inc.
             CRX, Inc.                  Rural Sanitation of North Carolina, Inc.
    Denver Regional Landfill, Inc.                 S & S Environmental, Inc.
         Dinverno, Inc.                               Sanitran, Inc.
     Dinverno Recycling, Inc.                     San Marcos NCRRF, Inc.
    Dopheide Sanitary Service, Inc.            Sanitary Disposal Service, Inc.
    Duncan Disposal Service, Inc.                  Saugus Disposal, Inc.
    East Coast Waste Systems, Inc.                Sauk Trail Development, Inc.
ECDC Environmental of Humbolt County, Inc.         Selas Enterprises Ltd.
         ECDC Holdings, Inc.                    Streator Area Landfill, Inc.
        Enviro Carting, Inc.                      Sycamore Landfill, Inc.
       Enviro Recycling, Corp.               Total Solid Waste Recyclers, Inc.
   Environmental Development Corp.                 Turnpike Leasing, Inc.
  Environmental Reclamation Company
    Golden Eagle Disposals, Inc.  United Waste Systems of Central Michigan, Inc.
   Harland's Sanitary Landfill, Inc.     Upper Rock Island County Landfill, Inc.
Illiana Disposal Service, Inc.                   Vining Disposal Service, Inc.
        Illinois Landfill, Inc.              Vinnie Monte's Waste Systems, Inc.
Industrial Services of Illinois, Inc.          Wayne County Landfill IL, Inc.
  Laidlaw Waste Systems (Dallas) Inc.          Williams County Landfill, Inc.
 Laidlaw Waste Systems (Fort Worth) Inc.        World Sanitation Corporation
  Laidway Waste Systems (Houston) Inc.
 Laidlaw Waste Systems (Kansas City) Inc.
   Laidlaw Waste Systems (Texas) Inc.
     Lee County Landfill, Inc.
Louis Pinto & Son, Inc., Sanitation Contractors
        MCM Sanitation, Inc.




                                 SCHEDULE B
                           SUBSIDIARY GUARANTORS

                                 AAWI, Inc.
                   Allied Acquisition Pennsylvania, Inc.
                        Allied Acquisition Two, Inc.
                Allied Enviro Engineering, Inc. (Tex. corp.)
                Allied Enviroengineering, Inc. (Del. corp.)
                         Allied Waste Alabama, Inc.
                         Allied Waste Company, Inc.
                   Allied Waste Hauling of Georgia, Inc.
                  Allied Waste Industries (Arizona), Inc.
                  Allied Waste Industries (Colorado), Inc.
                 Allied Waste Industries (New Mexico), Inc.
                  Allied Waste Industries of Alamosa, Inc.
                  Allied Waste Industries of Georgia, Inc.
                 Allied Waste Industries of New York, Inc.
             Allied Waste Industries of Northwest Indiana, Inc.
                 Allied Waste Industries of Tennessee, Inc.
                    Allied Waste Landfill Holdings, Inc.
                     Allied Waste of Long Island, Inc.
                      Allied Waste Services, Inc. (MA)
                      Allied Waste Services, Inc. (TX)
                  Allied Waste Systems, Inc. (Del. corp.)
                     Allied Waste Transportation, Inc.
                              Autoshred, Inc.
                           AWIN Management, Inc.
                             City Garbage, Inc.
                        Containerized, Inc. of Texas
                           Cousins Carting, Inc.
                          EOS Environmental, Inc.
                             L&M Disposal, Inc.
                Nationswaste Catawba Regional Landfill, Inc.
                             Nationswaste, Inc.
                     Northeast Sanitary Landfill, Inc.
             Organized Sanitary Collectors and Recyclers, Inc.
                Oscar's Collection Systems of Fremont, Inc.
                        Pinal County Landfill Corp.
                           S & S Recycling, Inc.
                            Service Waste, Inc.
                   Super Services Waste Management, Inc.
                            Tricil (N.Y.), Inc.
                           W.J. Flyte Corporation
                              Wastehaul, Inc.

                                 SCHEDULE C
                           SUBSIDIARY GUARANTORS

                    Allied Waste Systems Holdings, Inc.

                                 SCHEDULE D
                           SUBSIDIARY GUARANTORS

                      Allied Waste North America, Inc.

                                 SCHEDULE E
                           SUBSIDIARY GUARANTORS

                          Allied Nova Scotia, Inc.

                                 SCHEDULE F
                           SUBSIDIARY GUARANTORS

                         AWIN Leasing Company, Inc.

                                 SCHEDULE G
                           SUBSIDIARY GUARANTORS

                            Allied Services, LLC
                      Allied Waste of New Jersey, LLC
                      Anderson Regional Landfill, LLC
                       Anson County Landfill NC, LLC
                          Bridgeton Landfill, LLC
                  Brunswick Waste Management Facility, LLC
                        Butler County Landfill, LLC
                           Crow Landfill TX, LLC
                          ECDC Environmental, L.C.
                       Ellis County Landfill TX, LLC
                        Ellis Scott Landfill MO, LLC
                       Great Plains Landfill OK, LLC
                        Jefferson City Landfill, LLC
                        Lee County Landfill SC, LLC
                            Lemons Landfill, LLC
                          Northeast Landfill, LLC
                        Oklahoma City Landfill, LLC
                         Pinecrest Landfill OK, LLC
                           Show-Me Landfill, LLC
                          Southeast Landfill, LLC

                                 SCHEDULE H
                           SUBSIDIARY GUARANTORS

                       Consolidated Processing, Inc.

                                 SCHEDULE I
                           SUBSIDIARY GUARANTORS

                          Camelot Landfill TX, LP
                           Crow Landfill TX, L.P.
                       Ellis County Landfill TX, L.P.
                         Fort Worth Landfill TX, LP
                          Mesquite Landfill TX, LP
                      Pine Hill Farms Landfill TX, LP
                        Turkey Creek Landfill TX, LP

                                 SCHEDULE J
                           SUBSIDIARY GUARANTORS

                    Allied Gas Recovery Systems, L.L.C.

                                 SCHEDULE K
                           SUBSIDIARY GUARANTORS

                    Allied Waste Holdings (Canada) Ltd.

                                 SCHEDULE L
                           SUBSIDIARY GUARANTORS

                      County Line Landfill Partnership

                                 SCHEDULE M
                           SUBSIDIARY GUARANTORS

                        Illiana Disposal Partnership

                                 SCHEDULE N
                           SUBSIDIARY GUARANTORS

                       Key Waste Indiana Partnership

                                 SCHEDULE O
                           SUBSIDIARY GUARANTORS

                     Newton County Landfill Partnership

[RED HERRING]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED _________

PROSPECTUS

LOGO

                       ALLIED WASTE INDUSTRIES, INC.
        COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS
                      ALLIED WASTE NORTH AMERICA, INC.
                              DEBT SECURITIES
            PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST
                       UNCONDITIONALLY GUARANTEED BY
          ALLIED WASTE INDUSTRIES, INC. AND SUBSIDIARY GUARANTORS

                            -------------------

     Allied Waste Industries, Inc. ("Allied") may offer, from time to time, together or separately, (i) shares of its common stock, $.01 par value (the "Common Stock"), (ii) shares of its preferred stock, $.10 par value (the "Preferred Stock"), (iii) debt securities (the "Allied Debt Securities"), which may be either senior debt securities ("Senior Allied Debt Securities") or subordinated debt securities ("Subordinated Allied Debt Securities"), consisting of debentures, notes and other secured or unsecured evidences of indebtedness in one or more series, and (iv) warrants to purchase Common Stock, Preferred Stock or Allied Debt Securities as shall be designated by Allied at the time of the offering (the "Warrants"), in each case, in amounts, at prices and on the terms to be determined at the time of the offering.

     In addition, Allied Waste North America, Inc. ("AWNA"), a wholly owned subsidiary of Allied, may offer, from time to time, debt securities (the "AWNA Debt Securities", and together with the Allied Debt Securities, the "Debt Securities"), which may be either senior debt securities ("Senior AWNA Debt Securities" and, together with the Senior Allied Debt Securities, the "Senior Debt Securities") or subordinated debt securities ("Subordinated AWNA Debt Securities", and together with the Subordinated Allied Debt Securities, the "Subordinated Debt Securities"), consisting of debentures, notes and other secured or unsecured evidences of indebtedness in one or more series and which will be unconditionally guaranteed, jointly and severally, in the case of Senior AWNA Debt Securities, on a senior basis (the "Senior Guarantees"), and, in the case of Subordinated AWNA Debt Securities, on a subordinated basis (the "Subordinated Guarantees") as to payment of principal, premium, if any, and interest by Allied and all Restricted Subsidiaries (as defined herein) of AWNA, other than Reliant Insurance Company (the "Subsidiary Guarantors", and together with Allied in its capacity as guarantor, the "Guarantors") in the amounts, at prices and on the terms to be determined at the time of the offering. The Subsidiary Guarantors' obligations under the Senior Guarantees and Subordinated Guarantees will be unconditionally guaranteed on a senior and subordinated basis, respectively, by Allied (the "Allied Senior Guarantee" and the "Allied Subordinated Guarantee", respectively, and, together with the Senior Guarantees and the Subordinated Guarantees, the "Guarantees"). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively called the "Securities."

     The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will have an aggregate public offering price of up to $1,255,345,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by Allied or AWNA, as the case may be). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Common Stock, the aggregate number of shares offered, the public offering price and other terms of the offering and sale thereof, (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into securities and the public offering price and other terms of the offering and sale thereof, (iii) in the case of Debt Securities, the specific title, the aggregate principal amount, aggregate offering price, the denomination, the maturity, the premium, if any, the interest rate (which may be fixed, floating or adjustable), if any, the time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal, premium, if any, and interest, if any, on such Debt Securities will be payable, whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, whether such Debt Securities are secured or unsecured, and, if secured, the security and related terms in connection therewith, any terms of redemption at the option of Allied or AWNA, as the case may be, or repayment at the option of the holder, any sinking fund provisions, the terms for any conversion or exchange into Common Stock or Preferred Stock or any other special terms, and the public offering price and the other terms of the offering and sale thereof, and (iv) in the case of Warrants, the number and terms thereof, the duration, the purchase price, the exercise price and a description of the securities for which each Warrant is exercisable.

     Unless otherwise specified in a Prospectus Supplement, (i) the Senior Debt Securities, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of Allied or AWNA, as the case may be, and will rank senior in right of payment to all subordinated obligations of Allied or AWNA, as the case may be, (ii) the Senior Guarantees and the Allied Senior Guarantee, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors and
Allied, respectively, and will rank senior in right of payment to all subordinated obligations of the Guarantors and Allied, respectively, (iii) the Subordinated Debt Securities, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined herein) of Allied or AWNA, as the case may be, including all Senior Debt Securities of Allied or AWNA, as the case may be, and will rank pari passu in right of payment with all other subordinated obligations of Allied or AWNA, as the case may be, and (iv) the Subordinated Guarantees and the Allied Subordinated Guarantee, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors and Allied, respectively, including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other subordinated obligations of the Guarantors and Allied, respectively. Holders of secured obligations of Allied, AWNA and the Guarantors, including secured Allied Debt Securities, secured AWNA Debt Securities and secured Guarantees, respectively, will, however, have claims that are prior to the claims of holders of unsecured Allied Debt Securities, AWNA Debt Securities and Guarantees, respectively, with respect to the assets securing such secured obligations. Allied conducts its operations through AWNA, which is subject, under certain of its debt instruments, to certain restrictions on its ability to pay funds to Allied. All Allied Debt Securities and Guarantees of Allied will effectively be subordinate in right of payment to the prior payment in full of all indebtedness of Allied's subsidiaries, and all other obligations and other liabilities, including trade payables, of Allied subsidiaries, including all AWNA Debt Securities.

     The Common Stock is listed on the Nasdaq National Market tier of the Nasdaq Stock Market under the trading symbol "AWIN." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market tier of the Nasdaq Stock Market, subject to official notice of issuance.

     Debt Securities of a series may be issued in registered form, in a form registered as to principal only, or in bearer form (with or without coupons attached), or any combination of such forms. In addition, all or a portion of the Debt Securities may be issued in temporary or definitive global form. Debt Securities in bearer form are offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions and other exempt persons.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------

     The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of Allied or AWNA, as the case may be, or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters will be set forth in, and any applicable commissions or discounts will be set forth in or may be calculated from, the Prospectus Supplement with respect to such Securities.

     All of the Securities offered hereby may, subject to certain conditions, also be offered and sold from time to time pursuant to this Prospectus by Selling Security Holders (as defined herein). See "Selling Security Holders" and "Plan of Distribution" for information relating to sales of Securities pursuant to this Prospectus by Selling Security Holders.

                            -------------------

               The date of this Prospectus is      , 1998.


                           AVAILABLE INFORMATION

     Allied is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and
Exchange Commission (the "Commission"). AWNA is also subject to the informational requirements of the Exchange Act, but is not required to file separate reports, proxy statements or other information with the Commission as long as certain information regarding AWNA is contained in Allied's reports on Form 10-K and 10-Q. Such information is contained in Allied's Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Information as of particular dates concerning its directors and officers and any material interest of such persons in transactions with Allied is disclosed in proxy statements distributed to stockholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and other information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the National Market tier of the Nasdaq Stock Market ("Nasdaq"). Reports, proxy material and other information concerning securities of Allied can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") filed by Allied, AWNA and the Subsidiary Guarantors with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. For further information with respect to Allied, AWNA, the Subsidiary Guarantors and the Securities, reference is made to the Registration Statement, including the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents of Allied heretofore filed by it with the Commission:

          1.  Annual  Report on Form 10-K for the year ended  December  31,
     1997;

          2. Quarterly  Report on Form 10-Q for the quarter ended March 31,
     1998;

          3. Current  Report on Form 8-K filed with the  Commission  on May
     18, 1998;

          4. The description of Allied's Common Stock contained in Allied's Registration Statement on Form S-1 (No. 33-99886), including any
     amendments   or  reports  filed  for  the  purpose  of  updating  such
     description; and

          5. Proxy Statement related to the annual meeting held on May 28, 1998.

     All documents filed by Allied pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus or any Prospectus Supplement and prior to the termination of the offering of the Securities are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     Allied will provide without charge to each person to whom this Prospectus or any Prospectus Supplement is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus or any Prospectus Supplement incorporates). Requests for copies of such documents should be directed to Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone (602) 423-2946, Attention: Investor Relations.

                              USE OF PROCEEDS

     Except as may be otherwise stated in any Prospectus Supplement, Allied and/or AWNA intend to use the net proceeds from the sale of the Securities for general corporate purposes, which may include, among other things, strategic acquisitions, refinancing of indebtedness, working capital, capital expenditures and repurchases and redemptions of securities. Allied and AWNA have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from any sale of Securities will be included in the Prospectus Supplement relating to such Securities.

                                RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities.

RISKS ASSOCIATED WITH ALLIED'S STRATEGY; POTENTIAL DIFFICULTY IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS

     Allied's  vertical  integration  strategy  depends  on its  ability to identify and acquire or develop appropriate landfills, collection operations and transfer stations. There can be no assurance that Allied will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired or that acquired operations will be integrated effectively or prove profitable. Completion of an acquisition requires the expenditure of sizable amounts of capital and the competition among companies pursuing an acquisition strategy may increase capital requirements. Allied could be forced to alter its strategy in the future if such candidates become unavailable or too costly. In addition, obtaining permits to operate non-hazardous solid waste landfills has become increasingly difficult and expensive, often taking a number of years to obtain, requiring numerous hearings and compliance with zoning, environmental and other regulatory measures, and often being subject to resistance from citizen or other groups. There can be no assurance that Allied will be successful in obtaining the permits it requires, and an inability to receive such permits could have a material adverse effect on Allied's future results of operations. In connection with Allied's acquisition of existing landfills, it is often necessary to expend considerable time, effort and money to obtain permits required to increase the capacity of these landfills. Allied cannot predict whether or not it will be able to obtain the governmental approvals necessary to establish new or expand existing landfills and, if it does, whether or not it will be economically beneficial to do so. In some areas, suitable land may be unavailable for new landfill sites. There can be no assurance that Allied will be successful in obtaining new landfill sites or expanding the permitted capacity of its current landfills once its landfill capacity has been consumed. In such event, Allied could be forced to dispose of collected waste at landfills operated by its competitors or long-haul the waste at a higher cost to Allied's landfills, which could have a material adverse effect on Allied's landfill revenues and collection expenses.

LIMITED OPERATING HISTORY IN REGARD TO ACQUIRED BUSINESSES

     Allied has a limited operating history with regard to a significant portion of its operations. During 1997, Allied acquired 65 companies, which collectively comprised approximately $369.1 million in annual revenues and sold 37 operations representing approximately $127.9 million in annual revenues. The acquired net revenue represents approximately 27.6% of Allied's revenue in 1997. Subsequent to December 31, 1997 through June 15, 1998, Allied acquired 21 companies, which collectively comprised approximately $65.5 million in annual revenues. In addition, Allied entered into a merger agreement with the Rabanco Companies in April 1998 which had approximately $175 million in annual revenues.

     Allied expects to continue to acquire appropriate landfills, collection operations and transfer stations in the future. The financial position and results of operations of Allied will depend to a large extent on Allied's ability to integrate acquired operations effectively and to realize expected financial benefits and operational efficiencies. There can be no assurance that Allied's efforts to integrate acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Failure to effectively integrate acquired operations could have an adverse effect on Allied's future results of operations. As Allied continues to pursue its acquisitions strategy in the future, its financial position and results of operations may fluctuate significantly from period to period.

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

     Allied intends to fund its cash needs through cash flow from operations and borrowings under an Amended and Restated Bank Agreement (the "Senior Credit Facility") dated June 18, 1998 with Goldman Sachs Credit Partners, L.P. and Credit Suisse First Boston as co-syndication agents, Citibank, N.A., as issuing bank and Citicorp USA, Inc., as administrative agent, and the other bank lenders named therein and its equipment lease facilities. Because of the capital intensive nature of the solid waste industry, Allied may require additional equity and/or debt financing in order to provide for cash in excess of the cash generated from operations for future operations, capital expenditures, acquisitions, debt repayment obligations and/or financial assurance obligations. A substantial portion of Allied's available cash will be required to be applied to service indebtedness, which is expected to include approximately $197.3 million in annual principal and interest payments. During 1998, Allied also expects to spend approximately $210 million for capital, closure and post-closure, and remediation expenditures related to its landfill operations. Amounts expended on capital, closure and post-closure and remediation expenditures will increase as a result of any acquisitions or expansions of Allied's operations. As a result of these expenditures, Allied may periodically have low levels of working capital or be required to finance working capital deficits.

     Further regulatory action by federal, state and local governments could accelerate expenditures for closure and post-closure monitoring and obligate Allied to spend sums in addition to those presently reserved for such purposes. These factors, together with the other factors discussed above, could substantially increase Allied's operating costs and impair Allied's ability to invest in its facilities.

     Allied's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of Allied believes that available cash flow, together with available borrowing under the Senior Credit Facility and other sources of liquidity, will be adequate to meet Allied's anticipated future requirements for working capital, letters-of-credit, capital, closure, post-closure and remediation expenditures and scheduled payments of principal of, and interest on debt incurred under the Senior Credit Facility, and interest on AWNA's $525 million of 10.25% Senior Subordinated Notes due 2006 (the "AWNA Notes") and, commencing December 1, 2002, on Allied's $418 million face value 11.30% Senior Discount Notes due 2007 (the "Allied Notes"). However, the principal payments at maturity on the AWNA Notes, the Allied Notes and any future debt securities offered herein may require refinancing. There can be no assurance that Allied's business will generate sufficient cash flow from operations or that future financings will be available in an amount sufficient to enable Allied or AWNA to service its indebtedness or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. Additionally, depending on the timing, amount and structure of any future acquisitions and the availability of funds under the Senior Credit Facility, Allied may need to raise additional capital to fund the acquisition and integration of additional solid waste businesses. There can be no assurance that Allied will be able to secure such additional funding on favorable terms, if at all.

COMPETITION FROM OTHER COMPANIES AND MUNICIPALITIES; LANDFILL ALTERNATIVES

     The non-hazardous waste collection and disposal industry is led by five large national waste management companies, Waste Management, Inc., Browning-Ferris Industries, Inc., Republic Industries, Inc., USA Waste Services and Allied, and includes numerous regional and local companies such as American Disposal Services, Inc., Superior Services, Inc. and Waste Industries, Inc., all of which contribute to the high level of competition that characterizes the industry. Some of the large national waste management companies have considerably greater financial and operational resources than Allied. In addition, counties and municipalities that operate their own waste collection and disposal facilities often enjoy the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

     Alternatives to landfill disposal, such as recycling and composting, are increasingly being used, and incineration continues to be utilized in some markets in which Allied operates. There has also been an increasing trend at the state and local levels to mandate waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. This trend may result in a reduction in the volume of waste going to landfills in certain areas, which may affect Allied's ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. In addition, most of the states in which Allied operates landfills have adopted plans or requirements that will require counties to adopt comprehensive plans to reduce, through waste planning, composting and recycling or other programs, the volume of solid waste deposited in landfills within the next few years.

     The solid waste collection and disposal industry is currently undergoing significant consolidation, and Allied encounters competition through pricing and service in its efforts to acquire landfills and collection operations. Accordingly, it may become uneconomical for Allied to make further acquisitions, or Allied may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that Allied considers appropriate, particularly in markets Allied does not already serve.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     Allied has substantial indebtedness with significant debt service requirements and is highly leveraged. At March 31, 1998, Allied's consolidated debt was approximately $1.4 billion. The degree to which Allied is leveraged has important consequences, including the following:
(i) the ability of Allied to obtain additional financing in the future, whether for working capital, capital, closure, post-closure and remediation expenditures, acquisitions or other purposes, may be impaired, (ii) a substantial portion of Allied's cash flow from operations is required to be dedicated to the payment of principal and interest on its debt, thereby reducing funds available to Allied for other purposes, (iii) Allied's flexibility in planning for or reacting to changes in market conditions may be limited, (iv) Allied may be more vulnerable in the event of a downturn in its business and (v) to the extent of Allied's outstanding debt under its $1.1 billion Senior Credit Facility at variable rates that have not been hedged, Allied will be vulnerable to increases in interest rates. At March 31, 1998, approximately $457.8 million in aggregate borrowings were outstanding under the Senior Credit Facility. All borrowings under the Senior Credit Facility will mature in 2003.

     The ability of Allied to meet its debt service obligations will depend on the future operating performance and financial results of Allied, which will be subject in part to factors beyond the control of Allied. Although Allied believes that its cash flow will be adequate to meet its interest payments, there can be no assurance that Allied will continue to generate earnings in the future sufficient to cover its fixed charges. If Allied is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the Senior Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which Allied could realize therefrom. In addition, the terms of certain of its debt restrict Allied's ability to sell assets and Allied's use of the proceeds therefrom.

     If for any reason, including a shortfall in anticipated operating results or proceeds from assets sales, Allied were unable to meet its debt service obligations, it would be in default under the terms of certain of its debt agreements. In the event of such a default, the holders of such debt could elect to declare all of such debt immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under such debt. In addition, such holders could proceed against any collateral which, in the case of certain debt, consists of the capital stock of Allied's subsidiaries and substantially all of the assets of Allied. Any default with respect to any of Allied's debt could result in a default under other debt or result in the bankruptcy of Allied.

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY, THE ALLIED NOTES AND THE AWNA NOTES

     The Senior Credit Facility and the indentures relating to the Allied Notes and the AWNA Notes contain a number of significant covenants that, among other things, will restrict the ability of Allied and its subsidiaries to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect Allied's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of Allied. In addition, the Senior Credit Facility also requires Allied to maintain certain net worth, debt to equity, and cash flow to debt ratios. The ability of Allied to comply with such ratios may be affected by events beyond Allied's control. A breach of any of these covenants or the inability of Allied to comply with the required financial ratios could result in a default under the Senior Credit Facility or either or both of the indentures relating to the Allied Notes, the AWNA Notes and the debt securities to be issued herein. In the event of any such default under the Senior Credit Facility, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees, to be due and payable, to require Allied to apply all of its available cash to repay such borrowings or to prevent Allied from making debt service payments on any indebtedness of Allied. If Allied were unable to repay any such borrowings when due, the lenders could proceed against their collateral. In the event of a default under the indenture relating to the Allied Notes or the AWNA Notes, the holders of such notes could elect to declare such notes to be due and payable. If the indebtedness under the Senior Credit Facility, the Allied Notes or the AWNA Notes were to be accelerated, the assets of Allied and/or AWNA may not be sufficient to repay amounts due on other debt securities then outstanding.

RELIANCE ON MANAGEMENT

     Allied is highly dependent upon its senior management team. In addition, as Allied continues to grow, its requirements for operations management with waste industry experience will also increase. The availability of such experienced management at compensation levels that are within industry norms is not known. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on Allied.

COST  OF  COMPLIANCE  WITH  ENVIRONMENTAL   REGULATIONS;   RISK  OF  FUTURE
LITIGATION

     The scope and stringency of laws and regulations designed to protect the environment have increased dramatically. Compliance with the evolving and expanding regulatory requirements, including the adoption in October 1991 of Subtitle D regulations pursuant to the U.S. Resource Conservation and Recovery Act of 1976, as amended, has been and will continue to be costly. Rigorous regulatory standards require waste management companies to enhance or replace equipment and to modify landfill operations or, in some cases, to close landfills. There can be no assurance that Allied will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring at solid waste facilities and obligate Allied to spend sums in addition to those presently accrued for such purposes. These factors could increase substantially Allied's operating costs as well as the possibility of the impairment of Allied's investment in its facilities.

     In addition to the costs of complying with environmental regulations, Allied will continue to be involved in legal proceedings in the ordinary course of business. Government agencies may seek to impose fines on Allied for alleged failure to comply with laws and regulations or to revoke or to deny the renewal of, Allied's permits and licenses. In addition, governmental agencies, as well as surrounding landowners, may assert claims against Allied alleging environmental damage or violations of permits and licenses pursuant to which Allied operates. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities or expanding current facilities. A significant judgment against Allied, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse affect on Allied's financial condition.

     Certain of Allied's waste disposal operations traverse state and county boundaries. In the future, Allied's collection, transfer and landfill operations may also be affected by legislation that may be proposed in the United States Congress that would authorize the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted, states in which Allied will operate landfills could act to limit or prohibit the importation of out-of-state waste or exportation of waste. Such state actions could adversely affect landfills within these states that receive a significant portion of waste originating from out-of-state. Management believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in their landfills. Many states have also adopted legislative and regulatory measures to mandate or encourage waste reduction at the source and waste recycling.

     As a condition to the Laidlaw Acquisition, Allied engaged Emcon Environmental Services, Inc. ("Emcon"), an independent environmental consultant, to conduct environmental assessments of the Laidlaw Acquired Businesses. In its report (the "Emcon Environmental Report"), Emcon identified several contaminated properties under the management of the Laidlaw Acquired Businesses, including landfills and other locations owned by the Laidlaw Acquired Businesses, that could pose significant sources of liability to the Laidlaw Acquired Businesses. The costs of performing the investigation, design, remediation and allocation of responsibility to the subsidiaries of Allied vary significantly between sites. Based on the information then available, Allied recorded a provision of $51.5 million for environmental matters, including closure and post-closure costs, in the 1996 consolidated statement of operations and expects these amounts to be disbursed over the next 30 years. The actual liability at these sites cannot currently be determined due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the ultimate apportionment of responsibility among such potentially responsible parties.

     The representations made by the Laidlaw sellers in the Stock Purchase Agreement, dated September 17, 1996, among Allied, AWNA and Laidlaw, among others, relating to the Laidlaw Acquisition (the "Laidlaw Acquisition Agreement") with respect to the environmental matters (i) terminated on the closing of the Laidlaw Acquisition as to all matters disclosed in writing to Allied at least five business days prior to the closing or disclosed with specificity in the Emcon Environmental Report and (ii) terminate on the third anniversary of the closing of the Laidlaw Acquisition as to all matters other than those described in clause (i) and which are known to Laidlaw on the closing date. The Laidlaw Acquisition Agreement further provided that Laidlaw's indemnification obligations with respect to environmental matters would be limited to the amount by which the aggregate of all such damages exceeded a $1 million basket, without giving effect to any materiality qualifications. At the closing of the Laidlaw Acquisition, Allied and Laidlaw entered into a special environmental indemnity (the "Special Environmental Indemnity"), which was subsequently amended to provide an indemnity for damages arising out of the Etobicoke, Ontario and Delafield, Wisconsin sites that will be limited to a three-year period from the closing of the Laidlaw Acquisition and to an amount in excess of a $25 million basket with such $25 million basket to be reduced by any damages to which the $1 million basket in the Laidlaw Acquisition Agreement applies. Laidlaw's indemnity for properties located at Gary Lagoons, Indiana remains intact and is not subject to the three-year limitation or any basket.

HAZARDOUS SUBSTANCES LIABILITY

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been interpreted to impose joint and several liability on current and former owners or operators of facilities at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by Allied or disposed of in its landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may also arise under various state laws similar to CERCLA. As used in this Prospectus, "non-hazardous waste" means substances, including asbestos, that are not defined as hazardous waste under federal regulations.

POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS

     In connection with any transaction made by Allied, there may be liabilities that Allied fails or is unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which Allied, as a successor owner, may be responsible.

POTENTIAL UNINSURED OR UNDERINSURED ENVIRONMENTAL LIABILITIES

     As is typically the case in the solid waste industry, Allied is able to obtain only very limited environmental impairment insurance regarding its landfills. Allied carries environmental impairment liability insurance for all of its operating landfills except one owned and four operated sites. The environmental impairment liability insurance is in the amount of up to $5 million for the policy term in excess of a $1 million deductible per claim. An uninsured or underinsured claim of sufficient magnitude would require Allied to fund such claim from cash flow generated by operations or borrowings under the Senior Credit Facility or other sources of liquidity. There can be no assurance that Allied would be able to fund any such claim from operations, the Senior Credit Facility or elsewhere.

LAIDLAW TAX INDEMNIFICATION

     Laidlaw has disclosed to Allied the existence of a tax controversy (the "Tax Controversy") relating to disallowed deductions in income tax returns in the amount of more than $385 million with the United States Internal Revenue Service involving the consolidated U.S. federal income tax liability for the fiscal years ended August 31, 1986, 1987 and 1988 of the members of an affiliated group of corporations (the "LTI U.S. Consolidated Tax Group") within the meaning of Section 1504(c) of the Internal Revenue Code ("IRC"), of which Laidlaw Transportation, Inc. ("LTI") is the common parent corporation (which includes LTI, those Laidlaw Acquired Businesses which are incorporated in the U.S. (the "LSW U.S. Subsidiaries"), and other U.S. subsidiaries of LTI which were not acquired in the Laidlaw Acquisition). The LTI U.S. Consolidated Tax Group has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding the Tax Controversy. Under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group, including each LSW Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U.S. Consolidated Tax Group, including all amounts at issue in the Tax Controversy which are ultimately determined to be owed.

     Allied has obtained an indemnity from Laidlaw and certain of its subsidiaries (the "Laidlaw Group") which covers the amounts at issue in the Tax Controversy for which any LSW U.S. Subsidiary may ultimately be found liable. The obligation of the Laidlaw Group to indemnify Allied in respect of amounts at issue in the Tax Controversy is a general, unsecured obligation of the Laidlaw Group. The ability of the Laidlaw Group to pay and fulfill such indemnification obligation will depend on the financial condition of the Laidlaw Group at the time of any required performance of such obligation, as to which Allied has no assurance.

IMPACT OF ADVERSE WEATHER CONDITIONS

     The collection and landfill operations of Allied could be adversely affected by protracted periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by Allied's customers. In addition, particularly harsh weather conditions may result in the temporary suspension of certain of Allied's operations. There can be no assurance that protracted periods of inclement weather will not have a material adverse effect on Allied's future results of operations.

              DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Prospectus contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Those statements include, among other things, the discussions of Allied's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of businesses and assets that have been acquired by Allied and the achievement of financial benefits and operational efficiencies in connection therewith. Although Allied believes that the expectations reflected in such Forward Looking Statements are reasonable, they can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by Allied, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results and financial conditions. All phases of the operations of Allied are subject to a number of uncertainties, risks and other influences, many of which are outside the control of Allied and any one of which, or a combination of which, could materially affect the results of Allied's operations and whether the Forward Looking Statements made by Allied ultimately prove to be accurate. Important factors that could cause actual results to differ materially from Allied's expectations are disclosed in "Risk Factors."

                   RATIO OF EARNINGS TO FIXED CHARGES AND
          EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Allied's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated:

                                                                                                           THREE MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,                MARCH 31,
                                                                  --------------------------------------  --------------------
                                                                   1993    1994   1995    1996    1997            1998
                                                                   ----    ----   ----    ----    ----            ----
Ratio of earnings to fixed charges.............................    1.4x    (FN1)  1.5x    (FN2)   1.4x            1.4x

Ratio of earnings to fixed charges and preferred stock
 dividends.....................................................    1.2x    (FN1)  1.1x    (FN2)   1.4x          1.4x (FN3)
----------

(1)  Earnings  were  insufficient  to cover fixed charges and fixed charges
     and  preferred   stock   dividends  by  $5,461,000  and   $11,187,000,
     respectively.

(2)  Earnings  were  insufficient  to cover fixed charges and fixed charges
     and  preferred  stock   dividends  by  $80,300,000  and   $81,381,000,
     respectively.

(3)  There was no preferred stock outstanding during 1998.


     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense and capitalized interest.


                        DESCRIPTION OF CAPITAL STOCK

     Pursuant to Allied's Restated Certificate of Incorporation, as amended (the "Certificate"), the authorized capital stock of Allied consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The following description of certain of Allied's capital stock is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of the Certificate and the information herein is qualified in its entirety by this reference.

COMMON STOCK

     At March 31, 1998, Allied had outstanding 104,872,477 shares of Common Stock. Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which the stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by Allied's Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of Preferred Stock. Holders of Common Stock have no redemption, conversion or preemptive rights. The Common Stock is listed on the Nasdaq National Market tier of Nasdaq under the symbol "AWIN."

PREFERRED STOCK

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable into Common Stock will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Allied, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     The provisions of the Certificate and Allied's Bylaws, as amended (the "Bylaws"), summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.

     Pursuant to the Certificate, the Board of Directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.

     The Bylaws provide that stockholders' nominations for the Board of Directors and proposals for other business to be transacted at stockholders' meetings must be timely received by Allied and must comply with specified form and content requirements. The Bylaws also provide that special meetings of stockholders may be called only by the Board or by a specifically authorized committee of the Board. The Certificate and the Bylaws provide that the Bylaws may be altered, amended or repealed by the Board of Directors.

     Limitation of Director Liability. Section 102(b) (7) of the Delaware General Corporation Law ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to Allied or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of Allied will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Allied or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, the Certificate and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of Allied against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of Allied. In addition, Allied must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses incurred by them in connection with indemnifiable claims.

     Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of Allied pursuant to the foregoing provisions, Allied has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a stockholder, and the affiliates and associates of such stockholder, acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) in the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of Allied. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. Allied's stockholders, by adopting an amendment to the Certificate, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws exclude Allied from the restrictions imposed by Section 203.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

               DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

     The following description of the terms of Allied Debt Securities and the terms of the AWNA Debt Securities sets forth certain general terms and provisions of such Debt Securities. To the extent any terms described below apply specifically (i) to the Allied Debt Securities or the AWNA Debt Securities, specific references to "Allied Debt Securities" or "AWNA Debt Securities" will be made, otherwise references to "Debt Securities" shall be deemed to apply to both the Allied Debt Securities and the AWNA Debt Securities, (ii) to the Senior Allied Debt Securities or the Senior AWNA Debt Securities, specific references to "Senior Allied Debt Securities" or "Senior AWNA Debt Securities" will be made, otherwise references to "Senior Debt Securities" shall be deemed to apply to both the Senior Allied Debt Securities and the Senior AWNA Debt Securities and (iii) to the Subordinated Allied Debt Securities or the Subordinated AWNA Debt Securities, specific references to "Subordinated Allied Debt Securities" or "Subordinated AWNA Debt Securities" will be made, otherwise references to "Subordinated Debt Securities" shall be deemed to apply to both the
Subordinated Allied Debt Securities and the Subordinated AWNA Debt Securities. The extent, if any, to which such general provisions do not apply to the Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement.

     The Senior Allied Debt Securities offered hereby are to be issued in one or more series under an Indenture (as amended or supplemented from time to time, the "Senior Allied Indenture") to be entered into between Allied and First Trust National Association, as trustee (the "Senior Allied Trustee"). The Subordinated Allied Debt Securities offered hereby are to be
issued  in  one  or  more  series  under  an   Indenture   (as  amended  or
supplemented, the "Subordinated Allied Indenture") to be entered into between Allied and First Trust National Association, as trustee (the "Subordinated Allied Trustee"). The Senior AWNA Debt Securities offered hereby are to be issued in one or more series under an Indenture (as amended or supplemented, the "Senior AWNA Indenture" and, together with the Senior Allied Indenture, the "Senior Indentures") to be entered into between AWNA, Allied, as guarantor, the Subsidiary Guarantors and First Trust Nationa1 Association, as trustee (the "Senior AWNA Trustee" and, together with the Senior Allied Trustee, the "Senior Trustees"). The Subordinated AWNA Debt Securities offered hereby are to be issued in one or
more  series  under  an  Indenture   (as  amended  or   supplemented,   the
"Subordinated AWNA Indenture" and, together with the Subordinated Allied Indenture, the "Subordinated Indentures") to be entered into between AWNA, Allied, as guarantor, the Subsidiary Guarantors and First Trust National Association, as trustee (the "Subordinated AWNA Trustee" and, together with the Subordinated Allied Trustee, the "Subordinated Trustees"). The Senior Indentures and the Subordinated Indentures are referred to collectively herein as the "Indentures" and the Senior Trustees and the Subordinated Trustees are referred to collectively herein as the "Trustees." Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Indentures will be executed by Allied and the Trustees on or prior to the issuance of any Debt Securities thereunder.

     The terms of the Debt Securities include those stated in the applicable Indenture and those made a part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt Securities are subject to all such terms and the holders of Debt Securities are referred to the applicable Indenture and the TIA for a statement of such terms.

     The following summaries of certain provisions of each Indenture and the Debt Securities are not complete and are qualified in their entirety by reference to the provisions of each Indenture, including the definitions of capitalized terms used herein without definition. Numerical references in parentheses are to sections in the applicable Indenture and unless otherwise indicated capitalized terms have the meanings given them in the applicable Indenture.

GENERAL

     Unless otherwise specified in a Prospectus Supplement, (i) the Senior Debt Securities, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of Allied or AWNA, as the case may be, and will rank senior in right of payment to all subordinated obligations of Allied or AWNA, as the case may be, (ii) the Senior Guarantees and the Allied Senior Guarantee when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors and Allied, respectively, and will rank senior in right of payment to all subordinated obligations of the Guarantors, (iii) the Subordinated Debt Securities, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined herein) of Allied or AWNA, as the case may be, including all Senior Debt Securities of Allied or AWNA, as the case may be, and will rank pari passu in right of payment with all other subordinated obligations of Allied or AWNA, as the case may be, and (iv) the Subordinated Guarantees and the Allied Subordinated Guarantee, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors and Allied, respectively including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other subordinated obligations of the Guarantors and Allied, respectively. Holders of secured obligations of Allied, AWNA and the Guarantors, including secured Allied Debt Securities, secured AWNA Debt Securities and secured Guarantees, respectively, will, however, have claims that are prior to the claims of holders of unsecured Allied Debt Securities, AWNA Debt Securities and Guarantees, respectively with respect to the assets securing such secured obligations. Allied conducts its operations through AWNA, which is subject, under certain of its debt instruments, to certain restrictions on its ability to pay funds to Allied. All Allied Debt Securities and Guarantees of Allied will effectively be subordinate in right of payment to the prior payment in full of all indebtedness of Allied's subsidiaries and all other obligations and other liabilities, including trade payables, of Allied's subsidiaries, including all AWNA Debt Securities.

     The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of Allied or AWNA, as the case may be, whether under any of the Indentures, or any other indenture that Allied or AWNA, as the case may be, may enter into in the future or otherwise. See "- Subordination under the Subordinated Indentures" and the Prospectus Supplement relating to any offering of Subordinated Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplement to the applicable Indenture, a certificate of officers of Allied or AWNA, as the case may be, or a resolution of Allied's, or AWNA's, as the case may be, Board of Directors or a committee thereof. (Section 2.1 of each Indenture)

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, and the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable or at which Debt Securities may be surrendered for registration of transfer or exchange; (8) the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Allied or AWNA, as the case may be; (9) the obligation, if any, of Allied or AWNA, as the case may be, to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Allied or AWNA, as the case may be, or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14)
provisions, if any, granting special rights to the holders of Debt Securities upon the occurrence of such events as may be specified; (15) any addition to, or modification or deletion of, any Event of Default or any agreement of Allied, or AWNA or any Guarantor, as the case may be, specified in the Indenture with respect to such Debt Securities; (16) the circumstances under which Allied, or AWNA or any Guarantor, as the case may be, will pay additional amounts on the Debt Securities held by non-U.S. persons in respect of taxes, assessments or similar charges; (17) whether the Debt Securities will be issued in registered or bearer form or both;
(18) the application, if any, of such means of defeasance or agreement defeasance as may be specified for such Debt Securities; (19) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for such global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange such interests for certificated Debt
Securities to be registered in the names of or to be held by such beneficial owners or their nominees; (20) whether such Debt Securities are secured or unsecured and, if secured, the security and related terms in connection therewith; (21) the terms, if any, upon which such Debt
Securities may be converted or exchanged into or for Common Stock or Preferred Stock of Allied; (22) any restrictions on the registration, transfer or exchange of the Debt Securities; and (23) any other terms pertaining to such Debt Securities. Subject to any controlling provision of the TIA, in the event of any inconsistency between the terms of the applicable Indenture and the terms applicable to a series of Debt Securities established by an indenture supplement, officers' certificate or board resolution, the terms established by the indenture supplement, officers' certificate or board resolution shall prevail. (Section 3.1 of each Indenture) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     The number of shares of Common Stock or Preferred Stock that will be issuable upon the conversion or exchange of any Debt Securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of such Debt Securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of U.S.$1,000 or any integral multiples of U.S.$1,000 and Debt Securities in bearer form will be issued in denominations of U.S.$5,000 or any integral multiples of U.S.$5,000. (Section 3.2 of each Indenture) Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any such Debt Securities and to payments in respect of and transfers and exchanges of such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery. (Section 3.5 of each Indenture)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Allied that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of Allied or AWNA, as the case may be, maintained for that purpose as Allied or AWNA, as the case may be, may designate from time to time, except that, at the option of Allied or AWNA, as the case may be, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the Debt Securities entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of each Indenture) Each payment in respect of the Debt Securities shall be considered to have been made on the date such payment is due if there shall have been sent to the Trustee or paying agent by wire transfer (received by no later than the close of business on such due date), or the Trustee or paying agent otherwise holds, on such due date sufficient funds to make such payment. (Section 9.1 of each Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, scheduled payments of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Allied or AWNA, as the case may be, may appoint from time to time. The paying agents outside the United States, if any, initially appointed by Allied or AWNA, as the case may be, for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, Allied or AWNA, as the case may be, may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, Allied or AWNA, as the case may be, will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, Allied or AWNA, as the case may be, will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Allied or AWNA, as the case may be, maintained for such purpose as designated by Allied or AWNA, as the case may be, from time to time. (Sections 3.5 and 9.2 of each Indenture) Debt Securities may be transferred or exchanged without service charge, although Allied or AWNA, as the case may be, may require a holder to pay any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depositary (the "Depositary") or a nominee for the Depositary identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture. In such a case, one or more Registered Global
Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit on its bookentry registration and transfer system the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Allied or AWNA, as the case may be, if such Debt Securities are offered and sold directly by Allied or AWNA, as the case may be. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons who hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants.

     So long as the Depositary for a Registered Global Security, or its nominee, is the owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. Each of Allied and AWNA understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such instruction or action, and such Participants would authorize beneficial owners owning through such Participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

     Unless otherwise specified in the Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Each of Allied and AWNA expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest in respect of such Registered Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the records of the Depositary. Each of Allied and AWNA also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of such Participants. None of Allied, AWNA, any Guarantor, the respective Trustees or any agent of Allied, AWNA, any Guarantor or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as depositary of such Registered Global Security and a successor depositary is not appointed by Allied or AWNA, as the case may be, within 90 days, Allied or AWNA, as the case may be, will issue Debt Securities in certificated form in exchange for such Registered Global Security. In addition, Allied or AWNA, as the case may be, in its sole discretion may at any time determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in certificated form in exchange for all of the Registered Global Securities representing such series of Debt Securities. (Section 3.5 of each Indenture)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture) The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Each Indenture permits Allied, or AWNA or any Guarantor, as the case may be, to consolidate with or merge into any person or persons or any person or persons to consolidate with or merge into Allied, or AWNA or any Guarantor, as the case may be, and permits Allied, AWNA or any Guarantor, as the case may be, to sell, transfer or lease its properties and assets as, or substantially as, an entirety to any person if, (i) the person (if other than Allied, or AWNA or such Guarantor, as the case may be), formed by such consolidation, or into which Allied, or AWNA or such Guarantor, as the case may be, is merged or which acquires or leases the properties and assets of Allied, or AWNA or such Guarantor, as the case may be, as, or substantially as, an entirety, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (ii) such person expressly assumes Allied's, or AWNA's or such Guarantor's, as the case may be, obligations on the Debt Securities issued under such Indenture, (iii) immediately after giving effect to such consolidation, merger, sale, transfer or lease, no Default or Event of Default under such Indenture exists and (iv) with respect to any series of Debt Securities, Allied, or AWNA or such Guarantor, as the case may be, satisfies any other conditions, if any, established with respect to such series of Debt Securities pursuant to and in accordance with Section 3.1 of the applicable Indenture. (Section 7.1 of each Indenture) Nothing contained in the Senior AWNA Indenture or the Senior AWNA Debt Securities or in the Subordinated AWNA Indenture or the Subordinated AWNA Debt Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into AWNA or a Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to Allied or a Guarantor (Section 15.3 of the AWNA Senior Indenture and
Section 16.3 of the AWNA Subordinated Indenture). Upon the consummation of any transaction (whether involving a sale or other disposition of securities, a merger or otherwise) whereby any Subsidiary Guarantor ceases to be a Restricted Subsidiary (as defined herein) and which transaction is otherwise in compliance with the provisions of the applicable Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Guarantees and the surviving entity in such transaction or the entity to which such Subsidiary Guarantor is conveyed shall not (unless such transaction otherwise results in the sale, transfer or disposition of the properties and assets of Subsidiary Guarantor substantially as an entirety) be required to assume the obligations of such Subsidiary Guarantor (Section 15.4 of the AWNA Senior Indenture and Section
16.4 of the AWNA Subordinated Indenture).

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as: (a) default in the payment of any interest on any Debt Security of that series, and the continuance of such default for a period of 30 days; (b) default in the payment of any installment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise or in the payment of a mandatory sinking fund payment when and as due by the forms of the Debt Securities of that series; (c) default in the deposit of any sinking fund payment, when as and if due by the terms of a Debt Security of that series; (d) failure to perform any other agreement or warranty of Allied, or AWNA or any Guarantor, as the case may be, in the applicable Indenture or the applicable Debt Securities, continued for 60 days after written notice from Holders of at least 10% in principal amount of the outstanding applicable Debt Securities as provided in the applicable indenture; (e) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt (as defined herein) of Allied or any Restricted Subsidiary of Allied, or AWNA or any Guarantor or any Restricted Subsidiary of AWNA, as the case may be, or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of Allied or any Restricted Subsidiary of Allied, or AWNA or any Guarantor or any Restricted Subsidiary of AWNA, as the case may be, in each case with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $25 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; (f) the rendering of a final judgment or judgments (not subject to appeal) against Allied or any of the Restricted Subsidiaries of Allied, or AWNA or any Guarantor or any Restricted Subsidiary of AWNA, as the case may be, in an aggregate amount in excess of $25 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and (g) certain events of bankruptcy, insolvency and reorganization of Allied, or AWNA or any Guarantor, as the case may be. (Section 5.1 of each Indenture) Events of Default with respect to a specified series of Debt Securities may be deleted from or added to the Indenture or may be modified and, if so deleted, added or modified, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 of each Indenture)

     Each Indenture provides that the relevant Trustee will, within 90 days after the occurrence of a Default (as defined below) that is continuing with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment of principal, premium, if any, or interest on the Debt Securities of that series, such Trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of holders of the Debt Securities of that series. (Section 6.2 of each Indenture) "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. (Section 1.1 of each Indenture)

     Each Indenture provides that, if an Event of Default specified therein (other than an Event of Default of the type described in clause (g) of the second preceding paragraph) occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all outstanding Debt Securities of that series (calculated as provided for in each Indenture) may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Debt Securities of that series to be due and payable and upon such declaration, such principal (or, in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and interest, if any, shall be immediately due and payable. If an Event of Default of the type described in clause (g) of the second preceding paragraph occurs with respect to the Debt Securities of any series and is continuing, then the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, the applicable portion of such principal amount) and accrued interest, if any, on all the Debt Securities of that series shall be immediately due and payable without any declaration or act on the part of the Trustee for such series or any holder of such Debt Securities. If the principal of and interest on Subordinated Securities is accelerated as described in this paragraph, the payment of such principal and interest shall remain subordinated to the extent provided in Article 15 of the Subordinated Indenture. (Section 5.2 of each Indenture)

     Each Indenture provides that the holders of not less than a majority in aggregate principal amount of any series of Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security or with respect to an agreement or provision that cannot be amended or modified without consent of each holder of such series of Debt Securities adversely affected. (Section 5.7 of each Indenture)

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Each Indenture provides that, if a Default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of each Indenture)

     Each Indenture includes an agreement that Allied, or AWNA, as the case may be, will file annually with the relevant Trustee a certificate as to the presence or absence of certain defaults under the terms of such Indenture. (Section 9.5 of each Indenture)

MODIFICATION AND WAIVER

     Each Indenture contains provisions permitting Allied, or AWNA and the Guarantors, as the case may be, and the relevant Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another entity to Allied, or AWNA or any Guarantor, as the case may be, and the assumption of the agreements and obligations of Allied, or AWNA or any Guarantor, as the case may be, under the Debt Securities and such Indenture by such successor to Allied, or AWNA or any Guarantor, as the case may be;
(ii) to add to the agreements of Allied, or AWNA or any Guarantor, as the case may be, for the benefit of the holders of all or any series of Debt Securities or surrender any right or power conferred on Allied, or AWNA or any Guarantor, as the case may be, by such Indenture; (iii) to add additional Events of Default with respect to any series of Debt Securities;
(iv) to add to or change any provisions to such extent as necessary to facilitate the issuance or administration of Debt Securities in bearer form or to facilitate the issuance or administration of Debt Securities in global form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure any series of Debt Securities;
(vii) to  establish  the form or terms of Debt  Securities  of any  series;
(viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to cure any ambiguity, to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture which shall not be inconsistent with the provisions of such Indenture, provided that any such action does not adversely affect in any material respect the interests of any holder of Debt Securities of any series then outstanding; (xi) in the case of the Subordinated Indentures, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Securities of any series then outstanding;
(xii) to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any Debt Securities of any series then outstanding with such conversion or exchange rights, including providing for the conversion or exchange of Debt Securities into Common Stock or Preferred Stock of Allied; or (xiii) to effect the qualification of such Indenture under the TIA or to add provisions expressly required under the TIA. (Section 8.1 of each Indenture)

     Each Indenture also contains provisions permitting Allied, or AWNA and the Guarantors, as the case may be, and the relevant Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series adversely affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, or reduce the amount of premium, if any, payable upon the redemption of any Debt Security or change the manner in which the amount of the premium, if any, or interest is determined; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after such payment has become due; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or reduce the quorum or voting requirements applicable to meetings of holders of Debt Securities issuable in bearer form; (viii) change the obligation of Allied to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Securities of any series then outstanding; (x) modify the provisions that set forth the provisions in each Indenture that may not be changed without the consent of the holder of each Debt Security affected thereby; or (xi) make any change adversely affecting any rights of the holders to convert or exchange convertible or exchangeable Debt Securities. (Section 8.2 of each Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by Allied, or AWNA or any Guarantor, as the case may be, with certain restrictive provisions of the applicable Indenture. (Section 9.6 of each Indenture) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain agreements and provisions of the applicable Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 5.7 of each Indenture)

SUBORDINATION UNDER THE SUBORDINATED INDENTURES

     The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, in certain circumstances as set forth in the applicable Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of Allied or AWNA, as the case may be. Upon any payment or distribution of assets of Allied or AWNA, as the case may be, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of Allied or AWNA, as the case may be, the holders of Senior Debt of Allied or AWNA, as the case may be, will be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt, including all amounts due or to become due on all such Senior Debt, or provision will be made for payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of Subordinated Debt Securities of Allied or AWNA, as the case may be, are entitled to receive any Securities Payments. "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Debt subordinated to the Subordinated Debt Securities) on account of the principal of, premium, if any, or interest on the Subordinated Debt Securities or on account of the purchase or redemption or other acquisition of Subordinated Debt Securities by Allied, AWNA or any subsidiary of Allied. In the event that, notwithstanding the foregoing, the applicable Subordinated Trustee or the holder of any Subordinated Debt Securities receives any Securities Payment before all Senior Debt of Allied, or AWNA, as the case may be, is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, then and in such event such Debt Securities Payment will be required to be paid over or delivered forthwith to the holders of Senior Debt for application to the payment of all Senior Debt of Allied or AWNA, as the case may be, remaining unpaid, to the extent necessary to pay such Senior Debt in full. (Sections
15.1 and 15.2 of the Subordinated Allied Indenture and the Subordinated AWNA Indenture)

     Allied or AWNA, as the case may be, may not make any Securities Payments if there has occurred and is continuing a default in the payment of the principal of, premium, if any, or interest on Senior Debt of Allied or AWNA, as the case may be, or if there has occurred and is continuing any event of default with respect to Senior Debt of Allied or AWNA, as the case may be, which has resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), with respect to any Senior Debt of Allied or AWNA, as the case may be, permitting after notice or lapse of time (or both) the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and Allied or AWNA, as the case may be, and the applicable Subordinated Trustee have received written notice thereof from any holder or holders of Senior Debt of AWNA with a principal amount in excess of $50 million, then Allied may not make any Securities Payments for a period (a "blockage period") commencing on the date Allied or AWNA, as the case may be, and the applicable Subordinated Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt of Allied or AWNA, as the case may be, to which such default relates is discharged or such default is waived or otherwise cured. (Section 15.3 of the Subordinated Allied Indenture and the Subordinated AWNA Indenture)

     In any event, not more than one blockage period with respect to any Subordinated Debt Securities may be commenced during any period of 360 consecutive days. No Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Debt of Allied or AWNA, as the case may be, will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, Allied or AWNA, as the case may be, makes any Securities Payment to the applicable Subordinated Trustee or any holder of the applicable Subordinated Debt Securities prohibited by the subordination provisions, then and in such event such Debt Securities Payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt of Allied or AWNA, as the case may be. (Section 15.3 of the Subordinated Allied Indenture and the Subordinated AWNA Indenture)

     By reason of such subordination, in the event of insolvency, creditors of Allied or AWNA, as the case may be, who are not holders of Senior Debt of Allied or AWNA, as the case may be, or of the applicable Subordinated Debt Securities may recover less, ratably, than holders of such Senior Debt and may recover more, ratably, than the holders of the applicable Subordinated Debt Securities.

     "Senior Debt" means, except as otherwise provided in a Prospectus Supplement relating to any series of Debt Securities, (i) with respect to AWNA, Debt created pursuant to the Senior Credit Facility, (ii) with respect to Allied or AWNA, as the case may be, any Restricted Subsidiary of Allied or AWNA, as the case may be, or, in the case of the Subordinated AWNA Indenture, any Guarantor, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every Capital Lease Obligation of such person and (e) every payment obligation of such person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, whether incurred on or prior to the date of the applicable Indenture or thereafter incurred, (iii) with respect to Allied or AWNA, as the case may be, any Restricted Subsidiary of Allied or AWNA, as the case may be, or, in the case of the Subordinated AWNA Indenture, any Guarantor, guarantees by such person of Senior Debt, and in the case of Allied or any Restricted Subsidiary of Allied, any guarantees by such person of AWNA's obligations under the Senior Credit Facility, and (iv) amendments, modifications, renewals, extensions, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a person when such person is a Subsidiary of Allied or AWNA, as the case may be, (B) any Debt which by the terms of the instrument creating or evidencing the same is pari passu or subordinate in right of payment to the applicable Subordinated Debt Securities, (C) any Debt incurred in violation of the applicable Indenture or (D) any Debt which is subordinate in right of payment in any respect to any other Debt of Allied or AWNA, as the case may be. For purposes of this definition, "Debt" includes any obligation to pay principal, premium, if any, interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Allied or AWNA, as the case may be, whether or not a claim for post-petition interest is allowed in such proceeding).

     "Restricted Subsidiary" means, with respect to any series of Debt Securities, any Subsidiary of Allied or AWNA, as the case may be, which is not designated by Allied as an Unrestricted Subsidiary (as defined in any Prospectus Supplement relating to any series of Debt Securities) with respect to such series of Debt Securities upon the issuance of such series of Debt Securities.

     The subordination provisions described above will cease to be applicable to the applicable Subordinated Debt Securities upon any defeasance or agreement defeasance of such Subordinated Debt Securities as described under "--Defeasance and Agreement Defeasance."

     The Subordinated Indentures place no limitation on the amount of additional Senior Debt that may be incurred by Allied or AWNA, as the case may be. Allied and AWNA expect from time to time to incur additional indebtedness constituting Senior Debt.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Securities. (Section 3.1 of the Subordinated Indenture)

GUARANTEES

     Allied and the Subsidiary Guarantors will, jointly and severally, on a senior basis, unconditionally guarantee (the "Senior Guarantees") the due and punctual payment of principal of, premium, if any, and interest on the Senior AWNA Debt Securities. Allied and the Subsidiary Guarantors will, jointly and severally, on a subordinated basis, unconditionally guarantee (the "Subordinated Guarantees") the due and punctual payment of principal of, premium, if any, and interest on the Subordinated AWNA Debt Securities, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. The Subsidiary Guarantors' obligations under the Senior Guarantees and the Subordinated Guarantees will be unconditionally guaranteed on a senior and subordinated basis, respectively, by Allied (the "Allied Senior Guarantee" and "Allied Subordinated Guarantee," respectively, and, together with the Senior Guarantees and the Subordinated Guarantees, the "Guarantees").

     The Senior Guarantees and the Allied Senior Guarantee, when issued, will rank pari passu in right of payment with all other unsubordinated obligations of the Guarantors and Allied, respectively, and will rank senior in right of payment to all subordinated obligations of the Guarantors and Allied, respectively. The Subordinated Guarantees and the Allied Subordinated Guarantee, when issued, will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors and Allied, respectively, including, in the case of Allied, all Senior Allied Debt Securities, and will rank pari passu in right of payment with all other subordinated obligations of the Guarantors and Allied, respectively. No payment will be made by any Guarantor under its Subordinated Guarantee or by Allied on its Allied Subordinated Guarantee in respect of the Subordinated AWNA Debt Securities during any period that payments by AWNA on the Subordinated AWNA Debt Securities are suspended by the subordination provisions of the Subordinated AWNA Indenture. (Sections 15.1, 15.2 and 15.3 of the Allied Subordinated Indenture and Sections 16.1,
16.2 and 16.3 of the AWNA Subordinated Indenture)

     The Guarantees will remain in effect with respect to each Guarantor until the entire principal of, premium, if any, and interest on the applicable AWNA Debt Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the applicable Indenture; provided, however, that (i) with respect to each Guarantor, if the applicable AWNA Debt Securities are defeased and discharged as described under "--Defeasance and Discharge," or (ii) with respect to each Subsidiary Guarantor, such Subsidiary Guarantor (x) ceases to be a Restricted Subsidiary or (y) all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by Allied or any of its subsidiaries in a transaction in accordance with the Indenture, then in each case of (i) and (ii) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged from the applicable Guarantee obligations.

     Subject to payment in full of all Senior Debt of any Guarantor, the rights of the holders of the Subordinated AWNA Debt Securities under the related Subordinated Guarantees of such Guarantor and Allied Subordinated Guarantee of Allied will be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Guarantor or Allied, as the case may be, applicable to Senior Debt of such Guarantor or Allied, as the case may be.

     Because Allied is a holding company, the rights of its creditors, including the Holders of the AWNA Debt Securities in the event the Guarantees are enforced, to share in the distribution of the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent Allied may itself be a creditor with recognized claims against the subsidiary. See "--General" above.

DEFEASANCE AND AGREEMENT DEFEASANCE

     Defeasance and Discharge. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, Allied or AWNA, as the case may be, will be discharged from any and all obligations in respect of the Debt Securities of, or within, any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to convert or exchange Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (x) the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of such payments and (y) any mandatory sinking fund payments applicable to such series on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and such Debt Securities. (Sections 3.1 and 4.4 of each Indenture) Such a trust may only be established if, among other things, (i) Allied or AWNA, as the case may be, has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing; (iii) Allied or AWNA, as the case may be, has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the Trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Section 4.6 of the Indenture)

     Defeasance of Certain Agreements and Certain Events of Default. Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, upon the deposit with the relevant Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on such Debt Securities at the maturity of (x) such payments and (y) any mandatory Sinking Fund payments applicable to such series on the day on which such payments are due and payable in accordance with the terms of such Indenture and such Debt Securities, Allied, or AWNA and the Guarantors, as the case may be, may omit to comply with certain agreements applicable to the Debt Securities of, or within, any series and the occurrence of any Event of Default described in clause (d) or clause (e) under the caption "Events of Default, Notice and Certain Rights on Default" above or any additional Event of Default established with respect to such series of Debt Securities pursuant to Section 3.1 of the applicable Indenture, shall not be deemed to be a Default or Event of Default under such Indenture and such Debt Securities. The obligations of Allied, or AWNA and the Guarantors, as the case may be, under such Indenture and such Debt Securities, other than with respect to the agreements referred to above, and the Events of Default, other than the Events of Default referred to above, shall remain in full force and effect. (Sections 3.1 and 4.5 of each Indenture) Such a trust may only be established if, among other things, (i) Allied or AWNA, as the case may be, has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing; (iii) Allied or AWNA, as the case may be, has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Section 4.6 of the Indenture)

     In addition, with respect to the Subordinated Indenture, in order to be discharged or omit compliance with certain agreements as described above, no default in the payment of principal of, premium, if any, or interest on any Senior Debt shall have occurred and be continuing and no other event of default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable. (Section 4.6 of the Subordinated Indenture)

     In the event Allied, or AWNA and the Guarantors, as the case may be, exercise its or their option to omit compliance with certain agreements of the Indenture with respect to such Debt Securities as described in the preceding paragraphs and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (d) or (e) under the caption "Events of Default, Notice and Certain Rights on Default" above, the amount of money and Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Allied, or AWNA and the Guarantors, as the case may be, would remain liable for any such deficiency.

NOTICES

     Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. Notes to holders of Bearer Securities will be sufficiently given if published twice in any newspaper authorized by the applicable Indenture in New York, New York and in such other cities, if any, as shall be specified for such series. (Section 1.6 of each Indenture)

OWNER OF DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, Allied, or AWNA and the Guarantors, as the case may be, the applicable Trustee and any agent of Allied, or AWNA and the Guarantors, as the case may be, or the applicable Trustee, may treat the person in whose name a Debt Security in registered form is registered, and may treat the bearer of a Debt Security in bearer form, as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section
1.12 of each Indenture)

THE TRUSTEE

     First Trust National Association, a national banking association, is the Trustee under each of the Indentures. First Trust National Association is also the Trustee under the Indenture dated as of May 15, 1997 (the "11.30% Indenture") relating to Allied's 11.30% AWNA Notes due 2007 and the Indenture dated as of December 1, 1996 (the "10.25% Indenture") relating to AWNA's 10.25% Senior Subordinated Notes due 2006. Pursuant to the provisions of the TIA, upon a default under any of the Senior Indentures, the Subordinated Indentures, the 11.30% Indenture or the 10.25% Indenture, First Trust National Association may be deemed to have a conflicting interest, by virtue of its acting as the Trustee under each of the Indentures, thereby requiring it to resign and be replaced by a successor Trustee under one or more of the Indentures, the 11.30% Indenture or the 10.25% Indenture.

                          DESCRIPTION OF WARRANTS

     Allied may issue Warrants, including Warrants to purchase Allied Debt Securities ("Debt Warrants"), Preferred Stock or Common Stock. Warrants may be issued independently or together with any such securities of Allied and may be attached to or separate from such securities of Allied. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Allied and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the specific designation of such Debt Warrants; (ii) the Debt Securities of Allied for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of Allied with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of Allied will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States Federal income tax considerations;
(xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of Allied purchasable upon exercise of such Debt Warrants. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

     Allied may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants;
(ii) the securities (whether Preferred Stock or Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States Federal income tax considerations; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and, if applicable, the amount of Warrants outstanding, and
(b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash or other consideration such principal amount or such number of securities of Allied, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by Allied), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Allied will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

MODIFICATIONS

     Each Warrant Agreement and the terms of the Warrants and the Warrant Certificates issued thereunder may be amended by Allied and the applicable Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which Allied may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect.

                          SELLING SECURITY HOLDERS

     This Prospectus has also been prepared for use by persons who may be entitled to offer such Securities under circumstances requiring the use of a prospectus (such persons being referred to as "Selling Security Holders"); provided, however, that no Selling Security Holder will be authorized to use this Prospectus for an offer of such Securities without first obtaining Allied's consent. Allied may consent to the use of this Prospectus by Selling Security Holders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between Allied and the Selling Security Holders. Information identifying any such Selling Security Holder and disclosing such information concerning the Selling Security Holder and the Securities to be sold as may then be required by the Securities Act and the rules of the Commission will be set forth in a supplement to this Prospectus.


                            PLAN OF DISTRIBUTION

     Allied  or  AWNA  may  sell  Securities  to or  through  one  or  more
underwriters  or  dealers  and  also  may  sell   Securities   directly  to
institutional investors or other purchasers, or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The distribution of the Securities may be effected on Nasdaq or such other national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market, in private transactions or pursuant to underwriting agreements. Such distribution, including resales, may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on Nasdaq; (iii) purchases by brokers, dealers or underwriters as principal and resale for their own accounts pursuant to this Prospectus; (iv) "at the market" to or through market makers or into an existing market for the Securities; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means.

     Agreements with Selling Security Holders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by Allied; that Selling Security Holders enter into custody agreements with one or more banks with respect to the Securities offered; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Selling Security Holders may be deemed to be underwriters within the meaning of the Securities Act.

     In connection with the sale of Securities, underwriters or agents may receive compensation from Allied, AWNA, Selling Security Holders or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Allied, AWNA or the Selling Security Holders will be described, in the related Prospectus Supplement.

     Upon Allied being notified by a Selling Security Holder that it proposed to make a block trade, a prospectus supplement, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the broker or dealer, the number of shares of Common Stock involved, the price at which such shares of Common Stock are being sold by such Selling Security Holder, and the commissions to be paid by such Selling Security Holder to such broker or dealer.

     To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, such securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     Under agreements which may be entered into by Allied, AWNA and/or the Selling Security Holders, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by Allied, AWNA and the Selling Security Holders against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the related Prospectus Supplement, Allied, AWNA or the Selling Security Holders will authorize underwriters or other persons acting as Allied's, AWNA's or the Selling Security Holders' agents to solicit offers by certain institutions to purchase Securities from Allied, AWNA or the Selling Security Holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Allied, AWNA or the Selling Security Holders. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Certain of the underwriters or agents and their associates may engage in transactions with and perform services for Allied, AWNA or their
respective   affiliates  in  the  ordinary   course  of  their   respective
businesses.

     The Securities may or may not be listed on a national securities exchange or Nasdaq (other than the Common Stock, which is listed on the Nasdaq National Market tier of Nasdaq). Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market tier of Nasdaq. No assurances can be given that there will be an active trading market for the Securities.

                           VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for Allied, AWNA and the Guarantors by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York.

                                  EXPERTS

     The audited consolidated financial statements of Allied incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

=====================================    ======================================

  NO  DEALER,  SALESPERSON  OR OTHER
PERSON HAS BEEN  AUTHORIZED  TO GIVE
ANY   INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS   OTHER  THAN  THOSE
CONTAINED   OR    INCORPORATED    BY                 ALLIED WASTE
REFERENCE IN THIS  PROSPECTUS  OR IN               INDUSTRIES, INC.
ANY    PROSPECTUS    SUPPLEMENT   IN
CONNECTION WITH THE OFFERING COVERED         COMMON STOCK, PREFERRED STOCK,
BY   THIS    PROSPECTUS    AND   ANY          DEBT SECURITIES AND WARRANTS
PROSPECTUS  SUPPLEMENT.  IF GIVEN OR
MADE,     SUCH     INFORMATION    OR                 ALLIED WASTE
REPRESENTATIONS  MUST NOT BE  RELIED              NORTH AMERICA, INC.
UPON AS HAVING BEEN AUTHORIZED. THIS
PROSPECTUS    AND   ANY   PROSPECTUS                DEBT SECURITIES
SUPPLEMENT  DO  NOT   CONSTITUTE  AN
OFFER TO SELL,  OR THE  SOLICITATION     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
OF AN  OFFER  TO BUY ANY  SECURITIES    AND INTEREST UNCONDITIONALLY GUARANTEED
OTHER   THAN  THOSE  TO  WHICH  THEY      BY ALLIED WASTE INDUSTRIES, INC. AND
RELATE,  IN ANY JURISDICTION  WHERE,             SUBSIDIARY GUARANTORS
OR TO  ANY  PERSON  TO  WHOM,  IT IS
UNLAWFUL   TO  MAKE  SUCH  OFFER  OR
SOLICITATION.  NEITHER THE  DELIVERY
OF THIS PROSPECTUS OR ANY PROSPECTUS
SUPPLEMENT   NOR   ANY   SALE   MADE
HEREUNDER OR THEREUNDER SHALL, UNDER
ANY   CIRCUMSTANCES,    CREATE   ANY
IMPLICATION  THAT THERE HAS NOT BEEN
ANY CHANGE IN THE FACTS SET FORTH IN
THIS PROSPECTUS OR IN ANY PROSPECTUS
SUPPLEMENT  OR  IN  THE  AFFAIRS  OF
ALLIED OR AWNA SINCE THE DATE HEREOF
OR THEREOF.

         -------------------

          TABLE OF CONTENTS                            [AW Logo]

                                PAGE

Available Information.............1
Incorporation of Certain
   Documents by Reference.........2               -------------------
Use of Proceeds...................2                   PROSPECTUS
Risk Factors......................2               -------------------
Disclosure Regarding Forward
   Looking Statements.............8
Ratio of Earnings to Fixed
   Charges and  Earnings to
    Fixed Charges and Preferred
     Stock Dividends............. 8
Description of Capital Stock......9
Description of Debt
   Securities and Guarantees.....10                                  , 1998
Description of Warrants..........22
Selling Security Holders.........23
Plan of Distribution.............24
Validity of Securities...........25
Experts..........................25

=====================================    ======================================


                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

      SEC registration fee.......................... $  236,000
      Nasdaq listing fee............................     35,000
      Blue sky fees and expenses....................     15,000
      Legal fees and expenses.......................    600,000
      Accounting fees and expenses..................    200,000
      Printing and engraving expenses...............    400,000
      Transfer agent and registrar fees and expenses     10,000
      Trustees' fees and expenses...................     15,000
      Rating agency fees............................    100,000
      Miscellaneous.................................     39,000
                                                     -------------
        Total....................................... $1,650,000
                                                     =============

-------------------
* Except for the SEC registration fee, all of the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     Allied's Certificate of Incorporation and Bylaws require Allied to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Allied with its executive officers and certain other key employees, Allied must indemnify such officers and employees in the same manner and to the same extent that Allied is required to indemnify its directors under Allied's Bylaws. Allied's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     Allied has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. Allied has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 16. EXHIBITS

     The following is a list of all the exhibits filed as part of the Registration Statement.

Number                            Description
------                            -----------

4.1 Restated Certificate of Incorporation of Allied (Incorporated herein by reference to Exhibit 3.1 to Allied's Report on Form 10-K/A-2 for the fiscal year ended December 31, 1996).

4.2 Amended and Restated Bylaws of Allied as of May 13, 1997 (Incorporated herein by reference to Exhibit 3.2 to Allied's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Form of Senior Indenture between Allied and First Trust National Association, as trustee.

4.4 Form of Subordinated Indenture between Allied and First Trust National Association, as trustee.

4.5  Form of Senior Indenture by and among AWNA, Allied, as guarantor,  the
     Subsidiary   Guarantors   named  therein  and  First  Trust   National
     Association, as trustee.

4.6  Form  of  Subordinated   Indenture  by  and  among  AWNA,  Allied,  as
     guarantor, the Subsidiary Guarantors named therein and First Trust National Association, as trustee.

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied and AWNA, as to the legality of the securities being offered.

12.1 Statement regarding computation of ratios of earnings to fixed charges.

12.2 Statement regarding computation of ratio of earnings to fixed charges and preferred stock dividends.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson  (included  in
     Exhibit 5.1).

24.1 Powers of Attorney for Allied and AWNA relating to subsequent amendments (included on Pages II-4 through II-6 of this Registration Statement).

24.2 Power of Attorney for the Subsidiary Guarantors relating to subsequent amendments (included on Pages II-7 through II-21 of this Registration Statement).

25.1 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.2 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.3 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.4 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

-------------------

ITEM 17. UNDERTAKINGS

     (a) The undersigned Allied and AWNA (the "Registrants") hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided,  however,  that the undertakings set forth in paragraphs (I)
     (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Allied's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions permitted under Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered hereby, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned Registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of each of the Trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                              Allied Waste Industries, Inc.

                                              By:   /s/ HENRY L. HIRVELA
                                              ------------------------------
                                                     Henry L. Hirvela
                                                  Vice President - Chief
                                                     Financial Officer

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 1998.

            SIGNATURE                             TITLE
            ---------                             -----

       /s/ ROGER A. RAMSEY         Chairman of the Board of Directors
----------------------------------
         Roger A. Ramsey

    /s/ THOMAS H. VAN WEELDEN      Director, President and Chief Executive
---------------------------------- Officer (Principal Executive Officer)
       Thomas H. Van Weelden

       /s/ HENRY L. HIRVELA        Vice President - Chief Financial Officer
---------------------------------- (Principal Financial Officer)
         Henry L. Hirvela

         /s/ JAMES S. ENG          Corporate Controller (Principal
---------------------------------- Accounting Officer)
           James S. Eng

        /s/ NOLAN LEHMANN          Director
----------------------------------
          Nolan Lehmann

       /s/ ALAN B. SHEPARD         Director
----------------------------------
         Alan B. Shepard

        /s/ MICHAEL GROSS          Director
----------------------------------
          Michael Gross

       /s/ DAVID B. KAPLAN         Director
----------------------------------
         David B. Kaplan

                                   Director
----------------------------------
        Antony P. Ressler

       /s/ HOWARD A. LIPSON        Director
----------------------------------
         Howard A. Lipson

        /s/ DENNIS HENDRIX         Director
----------------------------------
          Dennis Hendrix

       /s/ WARREN B. RUDMAN        Director
----------------------------------
         Warren B. Rudman

         /s/ VINCENT TESE          Director
----------------------------------
           Vincent Tese

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         Allied Waste North America, Inc.

                                         By:   /s/ HENRY L. HIRVELA
                                         ----------------------------------
                                                Henry L. Hirvela
                                             Vice President - Chief
                                               Financial Officer

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 1998.

            SIGNATURE                             TITLE
            ---------                             -----

       /s/ ROGER A. RAMSEY         Chairman of the Board of
---------------------------------- Directors
         Roger A. Ramsey

    /s/ THOMAS H. VAN WEELDEN      Director, President and Chief Executive
---------------------------------- Officer (Principal Executive
      Thomas H. Van Weelden        Officer)

       /s/ HENRY L. HIRVELA        Director, Vice President - Chief
---------------------------------- Financial Officer (Principal
         Henry L. Hirvela          Financial Officer)

         /s/ JAMES S. ENG          Corporate Controller (Principal
---------------------------------- Accounting Officer)
           James S. Eng

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule A hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  A
                                         hereto.

                                         By:  /s/ DONALD W. SLAGER
                                         ----------------------------------
                                                  Donald W. Slager
                                                  Executive Vice President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule A hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ DONALD W. SLAGER        Director and Executive Vice President
---------------------------------- (Principal Executive Officer)
         Donald W. Slager

   /s/ G. THOMAS ROCHFORD, JR.     Director and Treasurer (Principal
---------------------------------- Financial Officer and Principal
     G. Thomas Rochford, Jr.       Accounting Officer)

         /s/ JAMES S. ENG          Director
----------------------------------
           James S. Eng

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  B
                                         hereto.

                                         By:  /s/ DONALD W. SLAGER
                                         ----------------------------------
                                                  Donald W. Slager
                                                  President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule B hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ DONALD W. SLAGER        Director and President
---------------------------------- (Principal Executive Officer)
         Donald W. Slager

   /s/ G. THOMAS ROCHFORD, JR.     Director and Treasurer (Principal
---------------------------------- Financial Officer and Principal
     G. Thomas Rochford, Jr.       Accounting Officer)

         /s/ JAMES S. ENG          Director
----------------------------------
           James S. Eng

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule C hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  C
                                         hereto.

                                         By:  /s/ PETER S. HATHAWAY
                                         ----------------------------------
                                                  Peter S. Hathaway
                                                     President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule C hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

      /s/ PETER S. HATHAWAY        Director and President (Principal
---------------------------------- Executive Officer, Principal
        Peter S. Hathaway          Financial Officer and Principal
                                   Accounting Officer)

        /s/ STEVEN M. HELM         Director and Secretary
----------------------------------
          Steven M. Helm

        /s/ MICHAEL HANNON         Director
----------------------------------
          Michael Hannon

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule D hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  D
                                         hereto.

                                         By:  /s/ THOMAS H. VAN WEELDEN
                                         ----------------------------------
                                                  Thomas H. Van Weelden
                                                       President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule D hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

    /s/ THOMAS H. VAN WEELDEN      Director and President (Principal
---------------------------------- Executive Officer)
      Thomas H. Van Weelden

    /s/ G. THOMAS ROCHFORD, JR.    Treasurer (Principal Financial Officer
---------------------------------- and Principal Accounting Officer)
       G. Thomas Rochford, Jr.

        /s/ STEVEN M. HELM         Director
----------------------------------
          Steven M. Helm

       /s/ HENRY H. HIRVELA        Director
----------------------------------
         Henry H. Hirvela

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule E hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  E
                                         hereto.

                                         By:  /s/ HENRY H. HIRVELA
                                         ----------------------------------
                                                  Henry H. Hirvela
                                                     President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule E hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ HENRY H. HIRVELA        Direcotr and President
---------------------------------- (Principal Executive Officer)
         Henry H. Hirvela

    /s/ G. THOMAS ROCHFORD, JR.    Treasurer (Principal Financial Officer
---------------------------------- and Principal Accounting Officer)
        G. Thomas Rochford, Jr.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule F hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  F
                                         hereto.

                                         By:  /s/ JAMES S. ENG
                                         ----------------------------------
                                                  James S. Eng
                                                   President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule F hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG          Director and President (Principal
---------------------------------- Executive Officer)
           James S. Eng

    /s/ G. THOMAS ROCHFORD, JR.    Director and Treasurer (Principal
---------------------------------- Financial Officer and Principal
       G. Thomas Rochford, Jr.     Accounting Officer)

       /s/ DONALD W. SLAGER        Director
----------------------------------
         Donald W. Slager

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule G hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  G
                                         hereto.

                                         By:  /s/ DONALD W. SLAGER
                                         ----------------------------------
                                                  Donald W. Slager
                                              Executive Vice President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule G hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ DONALD W. SLAGER        Executive Vice President
---------------------------------- (Principal Executive Officer)
         Donald W. Slager

    /s/ G. THOMAS ROCHFORD, JR.    Treasurer (Principal Financial Officer
---------------------------------- and Principal Accounting Officer)
      G. Thomas Rochford, Jr.

       /s/ HENRY L. HIRVELA        Managing Member
----------------------------------
 Allied Waste North America, Inc.
       By Henry L. Hirvela
        Attorney-in-fact

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule H hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  H
                                         hereto.

                                         By:  /s/ DONALD W. SLAGER
                                         ----------------------------------
                                                  Donald W. Slager
                                                     President

                             POWER OF ATTORNEY

     Each of the undersigned  hereby appoints Thomas H. Van Weelden,  Henry
L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule H hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

     /s/ DONALD W. SLAGER          Director and President
---------------------------------- (Principal Executive Officer)
         Donald W. Slager

    /s/ G. THOMAS ROCHFORD, JR.    Director and Treasurer (Principal
---------------------------------- Financial Officer and Principal
      G. Thomas Rochford, Jr.      Accounting Officer)

         /s/ JAMES S. ENG          Director
----------------------------------
           James S. Eng

          /s/ DOUG BORRO           Director
----------------------------------
            Doug Borro

                                   Director
----------------------------------
            Ward Hearst

        /s/ JO LYNN WHITE          Director
----------------------------------
          Jo Lynn White

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule I hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                                         On  behalf   of  each   Subsidiary
                                         Guarantor  listed  on  Schedule  I
                                         hereto.

                                         By Allied Waste Landfill Holdings,
                                         Inc., General Partner


                                         By:  /s/ JAMES S. ENG
                                         ----------------------------------
                                                  James S. Eng
                                                Attorney-in-fact

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on
Schedule I hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG                   General Partner
----------------------------------
Allied Waste Landfill Holdings, Inc.
         By James S. Eng,
         Attorney-in-fact

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule J hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                    On behalf of each Subsidiary Guarantor listed on Schedule J hereto.

                                              By:  /s/ DONALD W. SLAGER
                                              ------------------------------
                                                       Donald W. Slager
                                                          President

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule J hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ DONALD W. SLAGER        President (Principal Executive Officer)
----------------------------------
         Donald W. Slager

   /s/ G. THOMAS ROCHFORD, JR.     Treasurer (Principal Financial Officer
---------------------------------- and Principal Accounting Officer)
     G. Thomas Rochford, Jr.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule K hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                    On behalf of each Subsidiary Guarantor listed on Schedule K hereto.

                                              By:  /s/ ROGER A. RAMSEY
                                              ------------------------------
                                                       Roger A. Ramsey
                                                         President

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule K hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

       /s/ ROGER A. RAMSEY         Director, President and Chief
---------------------------------- Executive Officer (Principal
         Roger A. Ramsey           Executive Officer)

       /s/ HENRY H. HIRVELA        Director, Vice President -
---------------------------------- Finance (Principal Financial Officer)
          Henry H. Hirvela

   /s/ G. THOMAS ROCHFORD, JR.     Treasurer (Principal
---------------------------------- Accounting Officer)
     G. Thomas Rochford, Jr.

   /s/ THOMAS H. VAN WEELDEN       Director
----------------------------------
      Thomas H. Van Weelden

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule L hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                   On behalf of each Subsidiary Guarantor listed on Schedule L hereto.

                   By Allied Waste Landfill Holdings, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                   By Allied Waste Industries of Indiana, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule L hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG                   General Partner
----------------------------------
Allied Waste Landfill Holdings, Inc.
        By James S. Eng,
        Attorney-in-fact

         /s/ JAMES S. ENG                   General Partner
----------------------------------
Allied Waste Industries of Indiana,
              Inc.
        By James S. Eng,
        Attorney-in-fact

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule M hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                   On behalf of each Subsidiary Guarantor listed on Schedule M hereto.

                   By Allied Waste Landfill Holdings, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                   By Illiana Disposal Services, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule M hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG                   General Partner
----------------------------------
 Allied Waste Landfill Holdings,
               Inc.
         By James S. Eng,
         Attorney-in-fact

         /s/ JAMES S. ENG                   General Partner
----------------------------------
 Illiana Disposal Services, Inc.
         By James S. Eng,
         Attorney-in-fact

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule N hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                   On behalf of each Subsidiary Guarantor listed on Schedule N hereto.

                   By Allied Waste Landfill Holdings, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                   By Allied Waste Industries of Plymouth, Inc., General
                        Partner
                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule N hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG                   General Partner
----------------------------------
 Allied Waste Landfill Holdings,
               Inc.
         By James S. Eng,
         Attorney-in-fact

         /s/ JAMES S. ENG                   General Partner
----------------------------------
    Allied Waste Industries of
          Plymouth, Inc.
         By James S. Eng,
         Attorney-in-fact

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule O hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of June, 1998.

                   On behalf of each Subsidiary Guarantor listed on Schedule O hereto.

                   By Allied Waste Landfill Holdings, Inc., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                   By Newton County Development Corp., General Partner

                                              By:  /s/ JAMES S. ENG
                                              ------------------------------
                                                      James S. Eng
                                                    Attorney-in-fact

                             POWER OF ATTORNEY

     The undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated for each of the Subsidiary Guarantors listed on Schedule O hereto on June 23, 1998.

            SIGNATURE                            TITLE
            ---------                            -----

         /s/ JAMES S. ENG                   General Partner
----------------------------------
 Allied Waste Landfill Holdings,
               Inc.
         By James S. Eng,
         Attorney-in-fact

         /s/ JAMES S. ENG                   General Partner
----------------------------------
 Newton County Development Corp.
         By James S. Eng,
         Attorney-in-fact

                               EXHIBIT INDEX

Number                            Description
------                            -----------

4.1 Restated Certificate of Incorporation of Allied (Incorporated herein by reference to Exhibit 3.1 to Allied's Report on Form 10-K/A-2 for the fiscal year ended December 31, 1996).

4.2 Amended and Restated Bylaws of Allied as of May 13, 1997 (Incorporated herein by reference to Exhibit 3.2 to Allied's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.3 Form of Senior Indenture between Allied and First Trust National Association, as trustee.

4.4 Form of Subordinated Indenture between Allied and First Trust National Association, as trustee.

4.5  Form of Senior Indenture by and among AWNA, Allied, as guarantor,  the
     Subsidiary   Guarantors   named  therein  and  First  Trust   National
     Association, as trustee.

4.6  Form  of  Subordinated   Indenture  by  and  among  AWNA,  Allied,  as
     guarantor, the Subsidiary Guarantors named therein and First Trust National Association, as trustee.

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied and AWNA, as to the legality of the securities being offered.

12.1 Statement regarding computation of ratios of earnings to fixed charges.

12.2 Statement regarding computation of ratio of earnings to fixed charges and preferred stock dividends.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson  (included  in
     Exhibit 5.1).

24.1 Powers of Attorney for Allied and AWNA relating to subsequent amendments (included on Pages II-4 through II-6 of this Registration Statement).

24.2 Power of Attorney for the Subsidiary Guarantors relating to subsequent amendments (included on Pages II-7 through II-21 of this Registration Statement).

25.1 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.2 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.3 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.

25.4 Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of First Trust National Association.